EXHIBIT 10-r


                   SBC Communications Inc.


















                              1996 STOCK AND INCENTIVE PLAN





















                                               Plan Effective:  January 1, 1996
                                         As amended through:  November 19, 1999


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                                TABLE OF CONTENTS

Article 1 Establishment and Purpose..........................................1

  1.1  Establishment of the Plan.............................................1
  1.2  Purpose of the Plan...................................................1
  1.3  Effective Date of the Plan............................................1

Article 2 Definitions........................................................1

Article 3 Administration.....................................................5

  3.1  The Committee.........................................................5
  3.2  Authority of the Committee............................................6

Article 4 Shares Subject to the Plan.........................................6

  4.1  Number of Shares......................................................6
  4.2  Lapsed Awards.........................................................7
  4.3  Adjustments in Authorized Plan Shares.................................7

Article 5 Eligibility and Participation......................................7

  5.1  Eligibility...........................................................7
  5.2  Actual Participation..................................................8

Article 6 Stock Options......................................................8

  6.1  Grant of Options......................................................8
  6.2  Form of Issuance......................................................8
  6.3  Exercise Price........................................................9
  6.4  Duration of Options...................................................9
  6.5  Vesting of Options....................................................9
  6.6  Exercise of Options...................................................9
  6.7  Payment...............................................................9
  6.8  Termination of Employment............................................11
  6.9  Employee Transfers...................................................12
  6.10 Restrictions on Exercise and Transfer of Options.....................12
  6.11 Competition..........................................................12

Article 7 Restricted Stock..................................................13

  7.1  Grant of Restricted Stock............................................13
  7.2  Restricted Stock Agreement...........................................13
  7.3  Transferability......................................................13
  7.4  Other Restrictions...................................................13
  7.5  Removal of Restrictions..............................................14
  7.6  Voting Rights, Dividends and Other Distributions.....................14
  7.7  Termination of Employment Due to Death or Disability.................14
  7.8  Termination of Employment for Other Reasons..........................14
  7.9  Employee Transfers...................................................14
  7.10 Other Grants.........................................................15

Article 8 Performance Units and Performance Shares..........................15

  8.1  Grants of Performance Units and Performance Shares...................15
  8.2  Value of Performance Shares and Units................................15
  8.3  Performance Period...................................................16
  8.4  Performance Goals....................................................16
  8.5  Dividend Equivalents on Performance Shares...........................18
  8.6  Form and Timing of Payment of Performance Units and Performance
         Shares.............................................................18
  8.7  Termination of Employment Due to Death, Disability, or Retirement....19
  8.8  Termination of Employment for Other Reasons..........................19
  8.9  Termination of Employment for Cause..................................19
  8.10 Nontransferability...................................................19

Article 9 Beneficiary Designation...........................................20

Article 10 Deferrals........................................................20

  10.1 Deferrals............................................................20
  10.2 Deferral of Performance Unit and Performance Share Distributions.....20

Article 11 Employee Matters.................................................21

  11.1 Employment Not Guaranteed............................................21
  11.2 Participation........................................................21
  11.3 Claims and Appeals...................................................21

Article 12 Change in Control................................................22

Article 13 Amendment, Modification, and Termination.........................22

  13.1 Amendment, Modification, and Termination.............................22
  13.2 Awards Previously Granted............................................22

Article 14 Withholding......................................................22

  14.1 Tax Withholding......................................................22
  14.2 Share Withholding....................................................23

Article 15 Successors.......................................................23

Article 16 Legal Construction...............................................23

  16.1 Gender and Number....................................................23
  16.2 Severability.........................................................23
  16.3 Requirements of Law..................................................24
  16.4 Securities Law Compliance............................................24
  16.5 Governing Law........................................................24

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                             SBC Communications Inc.
                          1996 Stock and Incentive Plan


Article 1  Establishment and Purpose.


   1.1 Establishment of the Plan. SBC Communications Inc., a Delaware corporation (the "Company" or "SBC"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

   1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareowners, and by providing Participants with an incentive for outstanding performance.

              The Plan is further intended to attract and retain the services of Participants upon whose judgment, interest, and special efforts the successful operation of SBC and its subsidiaries is dependent.

   1.3 Effective Date of the Plan. The Plan shall become effective on January 1, 1996; however, grants may be made before that time subject to becoming effective on or after that date. During the first year this Plan is effective, Awards shall be issued only to the extent the potential payout of Shares shall not exceed 10% of the Shares approved for issuance under this Plan.

Article 2  Definitions.


              Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

              (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, or Performance Shares.

              (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

              (c) "Board" or "Board of Directors" means the SBC Board of Directors.

              (d) "Cause" shall mean willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

              (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

              (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (g) "Committee" means the committee or committees, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

              (h) "Director" means any individual who is a member of the SBC Board of Directors.

              (i) "Disability" shall mean the Participant's inability to perform the Participant's normal Employment functions due to any medically determinable physical or mental disability, which can last or has lasted 12 months or is expected to result in death.

              (j) "Employee" means any management employee of the Company or of one of the Company's Subsidiaries. "Employment" means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

              (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

              (l) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

              (m) "Fair Market Value" shall mean the closing price on the New York Stock Exchange ("NYSE") for Shares on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may select any other index or measurement to determine the Fair Market Value of Shares under the Plan.

              (n) "Incentive Stock Option" or "ISO" means an option to purchase Shares from SBC, granted under this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

              (o) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under
                   Section 16 of the Exchange Act.

              (p) "Key Executive Officer Short Term Award" means a Performance Unit expressed in dollars.

              (q) "Nonqualified Stock Option" or "NQSO" means the option to purchase Shares from SBC, granted under this Plan, which is not intended to be an Incentive Stock Option.
              (r) "Option" or "Stock Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option, and shall include a Restoration Option.

              (s) "Participant" means a person who holds an outstanding Award granted under the Plan.

              (t) "Performance Unit" and "Performance Share" shall each mean an Award granted to an Employee pursuant to Article 8 herein.

              (u) "Plan" means this 1996 Stock and Incentive Plan. The Plan may also be referred to as the "SBC 1996 Stock and Incentive Plan" or as the "SBC Communications Inc. 1996 Stock and Incentive Plan."

              (v) "Restricted Stock" means an Award of Stock granted to an Employee pursuant to Article 7 herein.

              (w) "Restriction Period" means the period during which Shares of Restricted Stock are subject to restrictions or conditions under Article 7.

              (x) "Retirement" or to "Retire" shall mean the termination of a Participant's employment with the Company or one of its Subsidiaries, for any reason other than death, Disability or for Cause, on or after the earlier of the following dates, or as otherwise provided by the Committee: (1) the date the Participant would be eligible to retire with an immediate pension under the rules of the SBC Supplemental Retirement Income Plan, whether or not actually a participant in such plan; or (2) the date the Participant has attained one of the following combinations of age and service at termination of employment on or after April 1, 1997, except as otherwise indicated below:

                         Net Credited Service    Age
                         --------------------    ---
                          10 Years of more     65 or older
                          20 years or more     55 or older
                          25 years or more     50 or older
                          30 years or more     Any age

                   With respect to a Participant who is granted an EMP Service Pension under and pursuant to the provisions of the SBC Pension Benefit Plan - Nonbargained Program upon termination of employment, the terms "Retirement" or to "Retire" shall include such Participant's termination of employment.

              (y) "Rotational Work Assignment Company ("RWAC") shall mean any entity with which SBC Communications Inc. or any of its Subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

              (z) "Shares" or "Stock" means the shares of common stock of the Company.

              (aa)"Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

              (bb)"Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

Article 3  Administration.

   3.1 The Committee. Administration of the Plan shall be bifurcated as follows:

              (a) With respect to Insiders, the Plan and all Awards hereunder shall be administered only by the Human Resources Committee of the Board or such other Committee as may be appointed by the Board for this purpose (the "Disinterested Committee"), where each Director on such Disinterested Committee is a "Disinterested Person" (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that term is used in Rule 16b-3 under the Exchange Act, as that rule may be modified from time to time.

              (b) The Disinterested Committee and such other Committee as the Board may create, if any, specifically to administer the Plan with respect to non-Insiders (the "Non-Insider Committee") shall each have full authority to administer the Plan and all Awards hereunder with respect to all persons who are not Insiders, except as otherwise provided herein or by the Board. Either Committee may be replaced by the Board at any time.

   3.2 Authority of the Committee. The Committee shall have full power except as limited by law and subject to the provisions herein, to select the recipients of Awards, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

              No Award other than Restoration Options may be made under the Plan after December 31, 2010.

              All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

              Subject to the terms of this Plan, the Committee is authorized, and shall not be limited in its discretion, to use any of the Performance Criteria specified herein in its determination of Awards under this Plan.

Article 4  Shares Subject to the Plan.

   4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares available for grant under the Plan shall not exceed 30 million Shares of Stock. No more than 10% of the Shares approved for issuance under this Plan may be Shares of Restricted Stock. No more than 40% of the Shares approved for issuance under this Plan may be issued to Participants as a result of Performance Share or Restricted Stock Awards. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan.

              Without limiting the discretion of the Committee under this section, unless otherwise provided by the Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

              (a) The grant of a Stock Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award. However, to the extent the Participant uses previously owned Shares to pay the Exercise Price or any taxes, or Shares are withheld to pay taxes, these Shares shall be available for regrant under the Plan.

              (b) With respect to Performance Shares, the number of Performance Shares granted under the Plan shall be deducted from the number of Shares available for grant under the Plan. The number of Performance Shares which cannot be, or are not, converted into Shares and distributed (including deferrals) to the Participant (after any applicable tax withholding) following the end of the Performance Period shall increase the number of Shares available for regrant under the Plan by an equal amount.

              (c) With respect to Performance Units representing a fixed dollar amount that may only be settled in cash, the Performance Units Award shall not affect the number of Shares available under the Plan.

   4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan.

   4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5  Eligibility and Participation.

   5.1 Eligibility. All management Employees are eligible to participate in this Plan.

   5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6  Stock Options.

   6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee; provided, however, that the maximum number of Shares subject to Options which may be granted to any single Employee during any calendar year shall not exceed 2% of the Shares approved for issuance under this Plan. The Committee may grant ISOs, NQSOs, or a combination thereof; provided, however, that no ISO may be issued after January 1, 2006. The Committee may authorize the automatic grant of additional Options ("Restoration Options") when a Participant exercises already outstanding Options, or options granted under a prior option plan of the Company, on such terms and conditions as it shall determine. Unless otherwise provided by the Committee, the number of Restoration Options granted to a Participant with respect to the exercise of an option (including an Option under this Plan) shall not exceed the number of Shares delivered by the Participant in payment of the Exercise Price of such option, and/or in payment of any tax withholding resulting from such exercise, and any Shares which are withheld to satisfy withholding tax liability arising out of such exercise. A Restoration Option shall have an Exercise Price of not less than 100% of the per Share Fair Market Value on the date of grant of such Restoration Option, and shall be subject to all the terms and conditions of the original grant, including the expiration date, and such other terms and conditions as the Committee in its sole discretion shall determine.

   6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine, including, but not limited to whether the Option is intended to be an ISO or a NQSO.

   6.3 Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

   6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

   6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless a later vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

   6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

              Options shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

   6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received therefor.

              Payment may be made:

              (a)  in cash, or

              (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or Company at any time, by:

                   (i) delivery of Shares of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company must have been held by the Participant for a minimum of six (6) months preceding the tender; or

                   (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, issuance of an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a limit order) a sufficient portion of the Shares to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

              If payment is made by the delivery of Shares of Stock, the value of the Shares delivered shall be equal to the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.
              Restricted Stock may not be used to pay the Option Price.

   6.8     Termination of Employment.

              Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon termination of
           Employment:

              (a) Termination by Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of termination of Employment and may be exercised, if at all, no more than three (3) years from the date of the termination of Employment, unless the Options, by their terms, expire earlier. However, in the event the Participant was eligible to Retire at the time of termination of Employment, notwithstanding the foregoing, the Options may be exercised, if at all, no more than five (5) years from the date of the termination of Employment, unless the Options, by their terms, expire earlier.

              (b) Termination for Cause. If the Employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

              (c) Retirement or Other Termination of Employment. If the Employment of a Participant shall terminate for any reason other than the reasons set forth in (a) or (b), above, all outstanding Options which are vested as of the effective date of termination of Employment may be exercised, if at all, no more than five (5) years from the date of termination of Employment if the Participant is eligible to Retire, or one
                   (1) year from the date of the termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier. In the event of the death of the Participant after termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

              (d) Options not Vested at Termination. Except as provided in paragraph (a), above, all Options held by the Participant which are not vested on or before the effective date of termination of Employment shall immediately be forfeited to the Company (and shall once again become available for grant under the Plan).

              (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination of Employment, but no such modification shall shorten the terms of Options issued prior to such modification.

   6.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a termination of Employment. Provided, however, for purposes of this Article 6, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a termination of Employment of any Participants employed by such Subsidiary or RWAC.

   6.10 Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

              (a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, except as otherwise provided by SBC's Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

              (b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death and in accordance with the SBC Rules for Employee Beneficiary Designations; and (ii) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution.


   6.11 Competition. Notwithstanding anything in this Article 6 to the contrary, prior to a Change in Control, in the event the Committee determines, in its sole discretion, that a Participant is engaging in competitive activity with the Company, any Subsidiary, or any business in which any of the foregoing have a substantial interest (the "SBC Businesses"), the Committee may cancel any Option granted to such Participant, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. Competitive activity shall mean any business or activity in the same geographical market where a substantially similar business activity is being carried on by an SBC Business, including, but not limited to, representing or providing consulting services to any person or entity that is engaged in competition with an SBC Business or that takes a position adverse to an SBC Business. However, competitive activity shall not include, among other things, owning a nonsubstantial interest as a shareholder in a competing business.

              The determination of whether a Participant has engaged in competitive activity with the Company shall be determined by the Committee in good faith and in its sole discretion.

Article 7  Restricted Stock.

   7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the attainment of Performance Goals based on Performance Criteria in the same manner as provided in Section 8.4, herein, with respect to Performance Shares. No Employee may receive, in any calendar year, in the form of Restricted Stock more than one-third of 1% of the Shares approved for issuance under this Plan.

   7.2 Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

   7.3 Transferability. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, which shall not be less than a period of three years.

   7.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

              The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

   7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and completion of all conditions to vesting, if any. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

   7.6 Voting Rights, Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

   7.7 Termination of Employment Due to Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, all Restriction Periods and all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of termination of Employment.

   7.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of termination of Employment immediately shall be forfeited and returned to the Company.

   7.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a termination of Employment. Provided, however, for purposes of this Article, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a termination of Employment of any Participants employed by such Subsidiary or RWAC.

   7.10 Other Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may make grants of cash or other property to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. If the grant is in the form of stock or shares in a company other than SBC: (a) the award shall be subject to tax withholding in accordance with
           Article 14, hereof, in the same manner as Stock, and (b) for purposes of deferrals under Article 10, hereof, the award shall be treated as Shares except that any dividends or dividend equivalents thereon shall be paid out unless otherwise provided by the Committee, which may, among other things, provide that the dividends or dividend equivalents be deferred in the same manner as a cash award.

Article 8  Performance Units and Performance Shares.

   8.1 Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant.

   8.2     Value of Performance Shares and Units.

              (a) A Performance Share is equivalent in value to a Share of Stock. In any calendar year, no individual may be Awarded Performance Shares having a potential payout of Shares of Stock exceeding two-thirds of 1% of the Shares approved for issuance under this Plan.

              (b) A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. In any calendar year, no individual may be Awarded Performance Units having a potential payout equivalent exceeding the Fair Market Value of two-thirds of 1% of the Shares approved for issuance under this Plan. The number of Shares equivalent to the potential payout of a Performance Unit shall be determined by dividing the maximum cash payout of the Award by the Fair Market Value per Share on the effective date of the grant. In the event the Committee denominates a Performance Unit Award in dollars instead of Performance Units, the Award may be referred to as a Key Executive Officer Short Term Award. In all other respects, the Key Executive Officer Short Term Award will be treated in the same manner as Performance Units under this Plan.

   8.3 Performance Period. The Performance Period for Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than one year.

   8.4 Performance Goals. For each Award of Performance Shares or Performance Units, the Committee shall establish performance objectives ("Performance Goals") for the Company, its Subsidiaries, and/or divisions of any of foregoing, based on the Performance Criteria and other factors set forth in (a) through (d), below. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares and/or Performance Units which would be converted into Stock and/or cash (or the rate of such conversion) and distributed to Participants in accordance with Section 8.6. All Performance Shares and Performance Units which may not be converted under the Performance Goals or which are reduced by the Committee under Section
           8.6 or which may not be converted for any other reason after the end of the Performance Period shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award to qualify under Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Performance Shares and Performance Units prior to or within 90 days of the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

              (a) The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof:

                   (1) Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income and/or Value Added (after-tax cash operating profit less depreciation and less a capital charge).

                   (2) Service performance of the Company (on a consolidated
                       basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.

                   (3) The Company's Stock price; return on shareholders'
                       equity; total shareholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends); and/or earnings per share.

                   (4) With respect to the Company (on a consolidated basis), to one or more of its Subsidiaries, and/or to a division of any of the foregoing: sales; costs; market share of a product or service; return on net assets; return on assets; return on capital; profit margin; and/or operating revenues, expenses or earnings.

              (b) If the performance of more than one Subsidiary is being measured to determine the attainment of performance goals, then a weighted average of the Subsidiaries' results shall be used, as determined by the Committee, including, but not limited to, basing such weighting upon the revenues, assets or net income for each Subsidiary for any year prior to the Performance Period or by using budgets to weight such Subsidiaries.

              (c) Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, they shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Performance Shares or Performance Units to fail to satisfy the performance based exemption of Section 162(m) of the Code.

   8.5 Dividend Equivalents on Performance Shares. Unless reduced or eliminated by the Committee, a cash payment in an amount equal to the dividend payable on one Share will be made to each Participant for each Performance Share which on the record date for the dividend had been awarded to the Participant and not converted, distributed (or deferred) or canceled.

   8.6 Form and Timing of Payment of Performance Units and Performance Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goals for such Performance Period), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Unless the Participant has elected to defer all or part of his Performance Units or Performance Shares as provided in Article 10, herein, payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled. Performance Units will be distributed to Participants in the form of cash. Performance Shares will be distributed to Participants in the form of 50% Stock and 50% Cash, or at the Participant's election, 100% Stock or 100% Cash. In the event the Participant is no longer an Employee at the time of the distribution, then the distribution shall be 100% in cash, provided the Participant may elect to take 50% or 100% in Stock. At any time prior to the distribution of the Performance Shares and/or Performance Units (or if distribution has been deferred, then prior to the time the Awards would have been distributed), unless otherwise provided by the Committee, the Committee shall have the authority to reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

              Unless otherwise provided by the Committee, any election to take a greater amount of cash or Stock with respect to Performance Shares must be made in the calendar year prior to the calendar year in which the Performance Shares are distributed (or if distribution has been deferred, then in the year prior to the year the Performance Shares would have been distributed absent such deferral). In addition, if required in order to exempt the transaction from the provisions of
           Section 16(b) of the Exchange Act, any election by an Insider to take a greater amount in cash must be made during a Window Period and shall be subject to Committee approval.

              For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the average of the Fair Market Values of Shares for the period of five (5) trading days ending on the valuation date. The valuation date shall be the first business day of the second month in the year of distribution (or the year it would have been distributed were it not deferred), except that in the case of distributions due to death or Disability, the valuation date shall be the first business day of the month in which the Committee determines the distribution. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share of Stock per Performance Share.

   8.7 Termination of Employment Due to Death, Disability, or Retirement. If the Employment of a Participant shall terminate by reason of death or Disability, the Participant shall receive a lump sum payout of all outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of termination of Employment. In the event of Retirement, the full Performance Units and Performance Shares shall be converted and distributed based on and subject to the achievement of the Performance Goals and in accordance with all other terms of the Award and this Plan.

   8.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for other than a reason set forth in
           Section 8.7 (and other than for Cause), the number of Performance Units and Performance Shares to be converted and distributed shall be converted and distributed based upon the achievement of the Performance Goals and in accordance with all other terms of the Award and the Plan; however, the Participant may receive no more than a prorated payout of all Performance Units and Performance Shares, based on the portions of the respective Performance Periods that have been completed.

   8.9 Termination of Employment for Cause. In the event that a Participant's Employment shall be terminated by the Company for Cause, all Performance Units and Performance Shares shall be forfeited by the Participant to the Company.

   8.10 Nontransferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with the SBC Rules for Employee Beneficiary Designations.

Article 9  Beneficiary Designation.

              In the event of the death of a Participant, distributions or Awards under this Plan, other than Restricted Stock, shall pass in accordance with the SBC Rules for Employee Beneficiary Designations.

Article 10 Deferrals.

   10.1 Deferrals. Unless otherwise provided by the Committee, a Participant may defer all or part of the Stock or cash to be received upon conversion and distribution of Performance Units or Performance Shares. In the event of the termination of Employment of a Participant prior to becoming eligible for Retirement, no deferrals under this Article shall be permitted and any previously deferred Performance Shares or Performance Units, and earnings thereon, shall be distributed as soon as administratively possible.

   10.2 Deferral of Performance Unit and Performance Share Distributions. Prior to the calendar year in which Performance Units or Performance Shares are to be distributed (or if deferred, prior to the calendar year the Awards would have been distributed), Participants may elect to defer the receipt of a Performance Unit or Performance Share distribution upon such terms as the Committee deems appropriate. Unless otherwise provided by the Committee, Participants may elect to defer receipt of all or part of a Performance Unit or Performance Share for distribution in a lump sum in February of any calendar year following the year in which the Awards would otherwise be distributed, or to be distributed in up to 15 annual installments (each installment shall be equal to the total Shares or cash in the Award divided by the number of remaining installments), payable each calendar year in the month determined by the Participant, beginning as soon as administratively possible after Retirement or in a later month in the calendar year of Retirement, or in the calendar year immediately thereafter.

              (a) Deferred amounts which would otherwise have been distributed in cash shall be credited to the Participant's account and shall bear interest from the date the Awards would otherwise have been paid. The interest will be credited quarterly to the account at the declared rate determined by the Company from time to time, which shall not be less than one-fourth of the annual Moody's Corporate Bond Yield Average-Monthly Average Corporates, as published by Moody's Investor Service, Inc., (or successor thereto) for the month of September before the calendar year in question.

              (b) Deferred amounts which would otherwise have been distributed in Shares by the Company shall be credited to the Participant's account as deferred Shares. The Participant's account shall also be credited on each dividend payment date for Shares with an amount equivalent to the dividend payable on the number of Shares equal to the number of deferred Shares in the Participant's account on the record date for such dividend. Such amount shall then be converted to a number of additional deferred Shares determined by dividing such amount by the price of Shares, as determined in the following sentence. The price of Shares related to any dividend payment date shall be the average of the Fair Market Values of Shares for the period of five (5) trading days ending on such dividend payment date, or the period of five
                   (5) trading days immediately preceding such dividend payment date if the New York Stock Exchange is closed on the dividend payment date.

              (c) At any time during the calendar year prior to the calendar year during which an Award deferred under the provisions of this Article 10 is scheduled for distribution, a Participant may further defer the commencement of the distribution of such Award to a subsequent calendar year and upon such further deferral, change the number of installments applicable to the distribution of the Award. Amounts that are further deferred pursuant to this Article 10 shall continue to be subject to all provisions of this Plan including further distribution modifications as provided herein.

Article 11.     Employee Matters.

   11.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

   11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

   11.3 Claims and Appeals. Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Committee. Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of denial, submit to the Committee, a written request for review of the decision denying the claim. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

Article 12 Change in Control.

           Upon the occurrence of a Change in Control:

              (a) Any and all Options granted hereunder immediately shall become vested and exercisable;

              (b) Any Restriction Periods and all restrictions imposed on Restricted Shares shall lapse and they shall immediately become fully vested;

              (c) The 100% Performance Goal for all Performance Units and Performance Shares relating to incomplete Performance Periods shall be deemed to have been fully achieved and shall be converted and distributed in accordance with all other terms of the Award and this Plan; provided, however, notwithstanding anything to the contrary in this Plan, no outstanding Performance Unit or Performance Share may be reduced.

Article 13.     Amendment, Modification, and Termination.

   13.1 Amendment, Modification, and Termination. The Board may at any time suspend or terminate the Plan in whole or in part; the Disinterested Committee may at any time and from time to time, alter or amend the Plan in whole or in part.

   13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14 Withholding.

   14.1 Tax Withholding. The Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan ("Withholding Taxes").

14.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, upon the distribution of Performance Shares in the form of Stock, or upon any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock having a Fair Market Value on the date the tax is to be determined in an amount equal to the Withholding Taxes on such Stock.

              Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

              Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.7(b)(ii), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

              Prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time. In addition, if required in order to exempt the transaction from the provisions of Section 16(b) of the Exchange Act, any such election by an Insider must be made during a Window Period and shall be subject to Committee approval.

Article 15 Successors.

              All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16 Legal Construction.

   16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   16.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   16.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with a condition of Rule 16b-3 or its successors, it shall not apply to the Insiders or transactions thereby.

   16.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.